UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

On February 28, 2024, Theodore B. Miller, Jr., on behalf of Boots Capital Management, LLC (“Boots Capital”) and together with the other Participants named herein, issued a press release relating to Crown Castle Inc., a Delaware Corporation (“Crown Castle” or the “Corporation”), a copy of which is set forth below.

Crown Castle Co-Founder Ted B. Miller Files Lawsuit to Invalidate Crown Castle’s Unlawful Cooperation Agreement with Elliott

Asserts That Crown Castle’s Cooperation Agreement Struck Prior to Company’s Nomination Window Disenfranchises Shareholders and Entrenches Board

Cooperation Agreement Granted Two Board Seats and Does Not Require Elliott to Retain Equity Ownership in Company, Thereby Misaligning Elliott’s Incentives with Long-Term Interests of Company and Shareholders

Urges Crown Castle to Immediately Put Cooperation Agreement to a Shareholder Vote to Restore Transparency and Credibility

HOUSTON – February 28, 2024 – Ted B. Miller, co-founder of Crown Castle Inc. (NYSE: CCI) (“Crown Castle” or the “Company”) and his investment vehicle Boots Capital Management, LLC (“Boots Capital”) today filed a complaint in the Court of Chancery of the State of Delaware (the “Court”) seeking to invalidate the cooperation agreement between Crown Castle’s Board of Directors (the “Board”) and Elliott Investment Management, L.P. (together with its affiliates, “Elliott”) announced on December 20, 2023. Under the terms of the cooperation agreement, Elliott and the Company appointed two new directors, Jason Genrich, Partner at Elliott, and Sunit Patel, Chief Financial Officer of Ibotta Inc. (collectively, the “Elliott Directors”), to the Board. Elliott received substantial governance rights without the customary provision that it be required to maintain an equity ownership position in the Company.1

Mr. Miller stated: “The Crown Castle Board’s short-sighted decision to enter into this fundamentally unlawful cooperation agreement just prior to the Company’s nomination window is yet another example of the Board’s poor governance, lack of accountability, hostility towards its shareholders, and track record of flawed decision making, all of which have resulted in the destruction of tens of billions of dollars in shareholder value. Moreover, the terms of the cooperation agreement granted Elliott certain governance rights without requiring it to maintain an equity ownership position in the Company, grossly misaligning Elliott’s short-term profit incentives with the long-term interests of Crown Castle and its shareholders. Submitting the cooperation agreement to a shareholder vote is a necessary step to help restore the Company’s credibility with investors and forestall costly and distracting litigation, which could delay a sale of the Company’s fiber assets and further erode shareholder value. However, given the Board’s continued refusal to put the unlawful cooperation agreement to a shareholder vote, we have filed this lawsuit to defend the rights of Crown Castle’s shareholders.”

The complaint alleges the following:

•	The cooperation agreement directly infringes upon the Board’s powers and responsibilities, and substantially restrains the Board’s ability to use its own best judgment on key management matters in violation of Section 141 of the Delaware General Corporation Law and confers outsized concessions upon Elliott, including a commitment to include the Elliott Directors on the Board’s slate in the 2024 election and guaranteed Elliott representation on key Board committees.
•	The terms of the cooperation agreement are invalid and unenforceable as a matter of Delaware law, as reflected most recently in the February 22, 2024 written opinion by Vice Chancellor Travis Laster, in the case West Palm Beach Firefighters’ Pension Fund v. Moelis & Company.[2]
•	The Company breached its own bylaws through its entry into the cooperation agreement, which impermissibly constrains the Board’s authority on key governance matters in direct violation of certain of its bylaw provisions, a matter further reaffirmed in the recent Laster opinion in the Chancery Court.
•	Elliott and the Elliott Directors knowingly aided and abetted the director defendants’ breaches of fiduciary duty outlined in the complaint and provided them with substantial assistance.

Mr. Miller added, “It is unconscionable that the Company’s current Board has just seven total years of tower industry operating experience, even after the recent addition of new directors. To that end, we believe Crown Castle’s Board must be reconstituted with directors that have the necessary industry expertise and skillsets to execute a long-term strategy that will enhance operational excellence, fix the Company’s broken culture, and restore and unlock meaningful value for long-suffering shareholders.”

1 For example, Pinterest, Inc. entered into a cooperation agreement with Elliott on December 6, 2022, and Cardinal Health, Inc. entered into a cooperation agreement with Elliott on September 5, 2022, which each required that Elliott maintain an equity ownership threshold of 4.3% and 2.25%, respectively.

2 Vice Chancellor Laster’s opinion is accessible here: https://law.justia.com/cases/delaware/court-ofchancery/ 2024/c-a-no-2023-0309-jtl-0.html

On February 20, 2024, Mr. Miller nominated a slate of four highly qualified director candidates who collectively would bring more than five decades of successful global tower industry experience to the Crown Castle Board. Mr. Miller and the nominees have presented a detailed and actionable plan to the Board to optimize the value of Crown Castle’s fiber assets, digitize its tower portfolio, materially improve its operations and go-to-market strategy, rebuild its management team with experienced executives, repair its broken company culture, and deliver significantly improved financials to restore and drive shareholder value. In addition to this detailed operating plan, Mr. Miller and the nominees have led and shared with the Company a six-month due diligence process with 25 prospective buyers and financing sources to increase the speed and certainty of completing a sale of Crown Castle’s fiber assets this year, before potential tax benefits of over $1 billion expire at the end of 2024.

Heyman Enerio Gattuso & Hirzel LLP and Woolery & Co. PLLC are serving as legal advisors to Mr. Miller.

The case number is 2024-0716-JTL.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali LLC

Paul Schulman/William Dooley/Jonathan Eyl

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Boots Capital and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying GOLD universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).

The participants in the proxy solicitation are currently anticipated to be Boots Parallel 1, LP, Boots, LP (and together with Boots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“4M Management Partners”), 4M Investments, LLC (“4M Investments”), WRCB, L.P. (“WRCB”), Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots GP, as the general partner of each of the Boots Funds, and 4M Management Partners, as the investment advisor of each of the Boots Funds, may each be deemed to beneficially own interests in an aggregate of 784,009 shares of the Corporation’s common stock, $0.01 par value (the “Common Stock”) held in the Boots Funds (including interests in 182,997 shares of Common Stock underlying over-the-counter forward purchase contracts and interests in 601,012 shares of Common Stock underlying over-the-counter share option contracts). WRCB beneficially owns interests in 135 shares of Common Stock underlying a call option. Mr. Miller has direct ownership of 200 shares of Common Stock, which includes 100 shares of Common Stock held of record and 100 shares of Common Stock held of record as tenant in common with his wife. In addition, Mr. Miller may be deemed to beneficially own interests in an aggregate of 784,716.958 shares of Common Stock (which includes interests in 784,009 shares of Common Stock held by the Boots Funds, which Mr. Miller may be deemed to beneficially own as the President and managing member of 4M Management Partners and a Manager and the President of Boots GP, interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, interests in 135 shares of Common Stock underlying a call option owned beneficially by WRCB, which Mr. Miller may be deemed to beneficially own as sole member of one of the general partners of WRCB, and 172.958 shares of Common Stock held through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund. Mr. Rice is the record holder of 100 shares of Common Stock and, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to beneficially own interests in 784,009 shares of Common Stock held by the Boots Funds. Mr. Green beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife. All of the foregoing information is as of the date hereof unless otherwise disclosed.

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF CROWN CASTLE TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AS WELL AS PROXY MATERIALS FILED BY CROWN CASTLE AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.